Exhibit 99.1

PRESS RELEASE

Investor Contact:

Tina Jacobsen

NuVasive, Inc.

858-320-5215

investorrelations@nuvasive.com

Media Contact:

Nicole Collins

NuVasive, Inc.

858-909-1907

media@nuvasive.com

NuVasive® Announces Appointment of Gregory T. Lucier

To the NuVasive Board of Directors

SAN DIEGO, December 4, 2013 - NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today that Gregory T. Lucier has been named to the NuVasive Board of Directors. Lucier is Chairman and Chief Executive Officer of Life Technologies Corporation, a global life sciences company that recently agreed to be acquired by Thermo Fisher Scientific.

Alex Lukianov, Chairman and Chief Executive Officer, said “We are exceptionally pleased to appoint Mr. Lucier to the NuVasive Board of Directors, and look forward to his contributions. His wealth of experience building and leading a growth company with a performance innovation culture will further strengthen the depth of our Board and complement the existing team well. Our ability to draw upon his prominent leadership in Life Technologies’ international expansion will also be invaluable as we continue the execution of a global market share taking strategy and drive toward our next milestone of becoming a $1 billion start upTM.”

Throughout his ten years as Chairman and CEO of Life Technologies, Lucier was instrumental in transforming the company from a narrow $600 million biotechnology tools company into one of the largest life sciences companies in the world with sales of close to $4 billion. As Life Technologies expanded rapidly outside of the United States, Lucier championed this development by forming key local relationships, hiring leadership, and investing in infrastructure to extend the company’s reach, driving international sales to more than 51 percent of total sales.

Prior to Life Technologies, Lucier held several senior management positions with General Electric Company from 1995 to 2003, most recently as Chief Executive Officer and President of Medical Systems Information Technologies for GE Healthcare.

Lucier received a Bachelor of Science Degree with high distinction in Industrial Engineering from Pennsylvania State University and a Master of Business Administration degree from Harvard Graduate School of Business Administration. Lucier serves on numerous boards.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally integrated solutions for the spine. The Company is the 4th largest player in the $8.2 billion global spine market.

NuVasive offers a comprehensive spine portfolio of over 80 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS® platform for lateral spine fusion. MAS provides safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

Having pioneered the lateral approach to spine fusion, NuVasive continues to be at the forefront of the spine industry’s shift toward less invasive solutions. The Company’s dedication to innovation continues to spawn game changing technology such as the PCM® motion preserving disc for the cervical spine, XLIF® Corpectomy for tumor and trauma, and Armada®, which treats adult degenerative scoliosis in a less invasive fashion. The Company has also developed procedural solutions that completely redefine and improve upon traditional procedures like TLIF, PLIF, Posterior Fixation, and ALIF. NuVasive’s solutions are increasingly being adopted internationally, as the Company lays the groundwork to continue growing as a global business and to offer industry-leading, Absolutely Responsive customer service to surgeons world-wide. NuVasive is focused on becoming a $1 Billion Start-UpTM; taking market share by maintaining a commitment to Superior Clinical Outcomes, Speed of Innovation®, and Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties are described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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